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Exhibit 10.21

FIRST AMENDMENT TO SECURITY AGREEMENT

        THIS FIRST AMENDMENT TO SECURITY AGREEMENT ("First Amendment to Agreement") is made and entered into as of October 31, 2001 by and among SHUFFLE MASTER, INC., a Minnesota corporation, SHUFFLE MASTER OF MISSISSIPPI, INC., a Mississippi corporation and SHUFFLE MASTER INTERNATIONAL LIMITED, a corporation organized under the laws of the country of Barbados (collectively referred to as "Debtors") and U.S. BANK NATIONAL ASSOCIATION (hereinafter referred to as "Secured Party").

R E C I T A L S:

        A.    Debtors, as borrowers, and Secured Party, as lender, entered into that certain Credit Agreement dated as of September 30, 1999, as amended by that certain letter agreement dated September 27, 2000, and as further amended by First Amendment to Credit Agreement dated concurrently herewith (the "Existing Credit Agreement").

        B.    Under the terms of the Existing Credit Agreement, Lender established a reducing revolving line of credit in favor of Debtors in the initial maximum principal amount not to exceed Ten Million Dollars ($10,000,000.00) (the "Existing Credit Facility").

        C.    The obligations of Debtors to repay principal amounts advanced under the Existing Credit Facility, together with accrued interest thereon, was evidenced by a Revolving Credit Note dated September 20, 1999 executed by Debtors and payable to the order of Secured Party in a principal amount not to exceed Ten Million Dollars ($10,000,000.00) outstanding at any one time (the "Existing Note").

        D.    Debtors and Secured Party executed, among other instruments, a Security Agreement dated September 20, 1999 (the "Existing Agreement"), for the purpose, among other things, of securing payment and performance of the obligations of Debtors under the Existing Credit Agreement and the Existing Note.

        E.    Debtors and Secured Party have entered into that certain First Amendment to Credit Agreement which is dated concurrently, or substantially concurrent, herewith (the "First Amendment to Credit Agreement"), pursuant to which, among other things: (i) the maximum amount available for borrowing under the Existing Credit Facility is increased from Ten Million Dollars ($10,000,000.00) to Fifteen Million Dollars ($15,000,000.00) (the "Additional Commitment"); (ii) the Maturity Date was extended to October 31, 2003; and (iii) certain modifications were made to the financial covenants under the Existing Credit Agreement.

        F.    Debtors executed and delivered to Secured Party a Revolving Credit Note (First Restated), which is dated concurrently, or substantially concurrent, herewith, in a maximum principal amount of Fifteen Million Dollars ($15,000,000.00) (the "Restated Note") for the purpose of restating the Existing Note in order to provide, among other things, for the Existing Note, as restated, to evidence Debtors' obligation to repay amounts advanced under the Existing Credit Facility, as increased by the Additional Commitment, together with accrued interest thereon.

        G.    Debtors and Secured Party now wish to amend the Existing Agreement for the purpose, among other things, of: (i) providing notice of the Additional Commitment and the Restated Note; (ii) confirming that the Existing Agreement secures Debtors' payment and performance under the Restated Note; and (iii) to the extent that Debtors' payment and performance under the Restated Note may not be secured by the Existing Agreement, amending the Existing Agreement to so secure such payment and performance (collectively, the "Existing Agreement Modifications").

        NOW, THEREFORE, for the purpose, among other things, of: (i) amending the Existing Agreement; and (ii) providing for the Existing Agreement Modifications; all as hereinafter set forth, and for other good and valuable consideration, the parties hereto do agree as follows:

        1.    Section 1.03(a) of the Existing Agreement is hereby amended to read, and is restated in its entirety, as follows:

          "Section 1.03.    Secured Obligations.    This Agreement secures, and the Collateral is security for, the following (collectively, the "Secured Obligations"):

            (a)  Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of: (i) the principal sum which is, at any time, advanced and unpaid under the Credit Facility (as defined in the Credit Agreement), not to exceed Fifteen Million Dollars ($15,000,000.00) at any one time, all on a revolving line of credit basis; (ii) interest and other charges accrued on said principal sum, or accrued on interest and other charges then outstanding under the Credit Facility (all including, without limitation, interest and other charges that would accrue on such obligations, but for the filing of a petition in bankruptcy with respect to any of the Debtors); and (iii) any other obligations of Debtors under the Revolving Credit Note referred to below; all according to the terms of the Revolving Credit Note (First Restated) dated concurrently, or substantially concurrent, with the First Amendment to Agreement, which is made by Debtors and is payable to the order of Secured Party according to the tenor and effect of said Revolving Credit Note (First Restated), and all renewals, extensions, amendments, restatements, replacements, substitutions and other modifications thereof (hereinafter collectively referred to as the "Revolving Credit Note").

        2.    All references herein, and in the Existing Agreement (as amended hereby) to:

          "Agreement" shall be to the Existing Agreement as amended by the First Amendment to Agreement.

          "Credit Agreement" shall mean the Existing Credit Agreement as amended by the First Amendment to Credit Agreement and as it may hereafter be renewed, extended, amended, restated or otherwise modified.

        3.    Except as set forth herein, the Existing Agreement shall remain unchanged and of full force and effect.

        4.    This First Amendment to Agreement may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute one and the same document.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Agreement as of the day and year first written above.

DEBTORS:

SHUFFLE MASTER, INC., a Minnesota corporation

By	/s/ MARK L. YOSELOFF
Name	Mark L. Yoseloff
Title	CEO

SHUFFLE MASTER OF MISSISSIPPI, INC., a Mississippi corporation

By	/s/ MARK L. YOSELOFF
Name	Mark L. Yoseloff
Title	CEO

SHUFFLE MASTER INTERNATIONAL LIMITED, a corporation organized under the laws of the Country of Barbados

By	/s/ MARK L. YOSELOFF
Name	Mark L. Yoseloff
Title	CEO

SECURED PARTY:

U.S. BANK NATIONAL ASSOCIATION

By	/s/ RYAN M. STIPE Ryan M. Stipe, Vice President

STATE OF	)
) ss.
COUNTY OF		)

        This instrument was acknowledged before me on                             , 2001, by                              as                              of SHUFFLE MASTER, INC.

Notary Public

STATE OF	)
) ss.
COUNTY OF		)

        This instrument was acknowledged before me on                             , 2001, by                              as                              of SHUFFLE MASTER OF MISSISSIPPI, INC.

Notary Public

STATE OF	)
) ss.
COUNTY OF		)

        This instrument was acknowledged before me on                             , 2001, by                              as                              of SHUFFLE MASTER INTERNATIONAL LIMITED.

Notary Public

STATE OF	)
) ss.
COUNTY OF		)

        This instrument was acknowledged before me on                             , 2001, by RYAN M. STIPE as Vice President of SHUFFLE MASTER INTERNATIONAL LIMITED.

Notary Public

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  Exhibit 10.21
FIRST AMENDMENT TO SECURITY AGREEMENT